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EXHIBIT 16.1

                             SCHVANEVELDT & COMPANY
                          Certified Public Accountants
                              275 East South Temple
                                    Suite 300
                           Salt Lake City, Utah 84111


Board of Directors
PayStar Communications, Inc.
1110 West Kettleman Lane
Suite 48
Lodi, CA  95240

Gentlemen:

         I acknowledge receipt of a copy of the disclosures set forth in the second amendment to your registration statement on Form SB-2 (SEC Registration No. 333-93919) under the heading "Change of Accountant," made in response to
Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission. This letter will confirm that I agree with the statements made by you in this section.

                                                     Sincerely,

                                                     /s/ Darrell T. Schvaneveldt